EXHIBIT 32

CALAIS RESOURCES, INC.

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

          To my knowledge: the quarterly report on Form 10-QSB for the period ended August 31, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Calais Resources, Inc. for the periods presented.

December 19, 2003

/s/ Thomas S. Hendricks Thomas S. Hendricks, Chief Executive
Officer

Certification pursuant to 18 U.S.C. §1350
Principal Financial Officer

          To my knowledge: the quarterly report on Form 10-QSB for the period ended August 31, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Calais Resources, Inc. for the periods presented.

December 19, 2003

/s/ Matthew C. Witt Matthew C. Witt, Chief Financial Officer